EXHIBIT (23.1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-121584 and No. 333-145074) of Sanofi of our report dated June 26, 2012 relating to the financial statements of Sanofi Pasteur Inc. 401(k) Plan, which appears in this Form 11-K.

/s/Fischer Cunnane & Associates Ltd
Fischer Cunnane & Associates Ltd
Certified Public Accountants
West Chester, Pennsylvania
June 26, 2012